Exhibit 99.1

Contact:	NEWS RELEASE FOR IMMEDIATE RELEASE Leigh E. Ginter

Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P. REPORT FIRST

QUARTER 2005 RESULTS

May 12, 2005 – Eagan, Minnesota — Norcraft Holdings, L.P. and Norcraft Companies, L.P. today reported financial results for the first quarter ended March 31, 2005. The financial results for Norcraft Holdings include the accounts of its wholly-owned subsidiary, Norcraft Companies. Other than Norcraft Holdings’ obligations under its $118.0 million 9 3/4% senior discount notes, including related deferred issuance costs and associated accrued liabilities and related interest expense, net of taxes, all other assets, liabilities, income, expenses, and cash flows presented for all periods represent those of Norcraft Companies.

FINANCIAL RESULTS

First Quarter of Fiscal 2005 Compared with First Quarter of Fiscal 2004

Net sales increased $23.4 million, or 34.1%, from $68.6 million for the first quarter of 2004 compared to $92.0 million for the same quarter of 2005. Income from operations increased by $4.3 million, or 45.8%, from $9.5 million for the first quarter of 2004 compared to $13.8 million for the same quarter of 2005. Net income for Norcraft Holdings increased $2.3 million, from $4.9 million for the first quarter of 2004 to $7.2 million in the same quarter of 2005. Net income for Norcraft Companies increased $4.4 million, from $4.9 million for the first quarter of 2004 to $9.3 million for the same quarter of 2005. Net income for the first quarter of 2005 included an expense reduction resulting from our change in vacation policy of $1.7 million.

EBITDA (as defined in the table below) was $12.2 million for the first quarter of 2004 compared to $17.0 million for the same quarter of 2005.

“We are pleased that our healthy growth in sales has continued into 2005. Also, while our efforts are not complete, we have made significant progress in gross margins.” commented President and CEO, Mark Buller. “We continue to experience some production inefficiencies, but we persist in our efforts to respond to this factor.”

CONFERENCE CALL

Norcraft has scheduled a conference call on Friday, May 13, 2005 at 10:00 a.m. Eastern Time. To participate, dial 800-473-8794 and use the pass code 40874470. A telephonic replay will be available by calling 800-252-6030 and using pass code 40874470.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through four brands: Mid Continent Cabinetry, UltraCraft, StarMark and Fieldstone.

-Tables Follow-

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	March 31, 2005	December 31, 2004	March 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash	$2,572	$823	$2,572	$823
Trade accounts receivable, net	36,738	33,056	36,738	33,056
Inventories	24,158	21,886	24,158	21,886
Prepaid expenses	1,575	1,497	1,575	1,497

Total current assets	65,043	57,262	65,043	57,262

Property, plant and equipment, net	35,568	34,959	35,568	34,959

Other assets:
Goodwill	148,459	148,459	148,459	148,459
Customer relationships, net	60,548	61,664	60,548	61,664
Brand names	49,000	49,000	49,000	49,000
Deferred financing costs, net	11,834	12,523	8,513	9,116
Display cabinets, net	6,711	6,034	6,711	6,034
Deposits	91	91	91	91

Total other assets	276,643	277,771	273,322	274,364

Total assets	$377,254	$369,992	$373,933	$366,585

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,313	$—	$1,313	$—
Accounts payable	11,131	7,299	11,131	7,299
Accrued expenses	20,323	19,888	20,323	19,888
Members’ distribution payable	1,000	—	1,000

Total current liabilities	33,767	27,187	33,767	27,187

Long-term debt	258,437	263,752	173,187	180,500

Total liabilities	292,204	290,939	206,954	207,687

Commitments and contingencies

Members’ equity	85,050	79,053	166,979	158,898

Total liabilities and members’ equity	$377,254	$369,992	$373,933	$366,585

Consolidated Statements of Income

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	March 31, 2005	March 31, 2004	March 31, 2005	March 31, 2004
Net sales	$91,954	$68,593	$91,954	$68,593

Cost of sales	63,102	45,794	63,102	45,794

Gross profit	28,852	22,799	28,852	22,799

Selling, general and administrative expenses	15,034	13,322	15,034	13,322

Income from operations	13,818	9,477	13,818	9,477

Other expense (income):
Interest expense	5,891	3,938	3,893	3,938
Amortization of deferred financing costs	688	628	602	628
Other, net	—	(4)	—	(4)

	6,579	4,562	4,495	4,562

Net income	$7,239	$4,915	$9,323	$4,915

Consolidated Statements of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies L.P.
	Three Months Ended March 31,		Three Months Ended March 31,
	2005	2004	2005	2004
Cash flows from operating activities:
Net income	$7,239	$4,915	$9,323	$4,915
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment:	1,190	1,015	1,190	1,015
Amortization:
Customer relationships	1,116	1,117	1,116	1,117
Deferred financing costs	688	628	602	628
Display cabinets	910	617	910	617
Provision for uncollectible accounts receivable	194	190	194	190
Provision for obsolete and excess inventory	150	(10)	150	(10)
Provision for warranty claims	715	456	715	436
Accreted interest borrowings on senior notes	1,998	—	—	—
Stock compensation expense	52	—	52	—
Loss (gain) on sale of equipment	54	(3)	54	(3)
Change in operating assets and liabilities:
Accounts receivable	(3,878)	(4,138)	(3,878)	(4,138)
Inventories	(2,431)	(3,267)	(2,431)	(3,267)
Prepaid expenses	(78)	271	(78)	271
Other assets	—	11	—	11
Accounts payable and accrued liabilities	3,546	291	3,546	311

Net cash provided by operating activities	11,465	2,093	11,465	2,093

Cash flows from investing activities:
Proceeds from sale of property and equipment	10	13	10	13
Purchase of property, plant and equipment	(1,863)	(2,090)	(1,863)	(2,090)
Purchase of display cabinets	(1,587)	(1,601)	(1,587)	(1,601)

Net cash used in investing activities	(3,440)	(3,678)	(3,440)	(3,678)

Cash flows from financing activities:
Payments on term loan	(6,000)	(1,250)	(6,000)	(1,250)
Proceeds from issuance of member interests	—	908	—	908
Repurchase of members’ interests	(236)	—	(236)	—
Tax distributions to members	(3)	—	(3)	—

Net cash used in financing activities	(6,239)	(342)	(6,239)	(342)

Effect of exchange rates on cash	(37)	(65)	(37)	(65)

Net increase (decrease) in cash	1,749	(1,992)	1,749	(1,992)

Cash, beginning of the period	823	2,583	823	2,583

Cash, end of period	$2,572	$591	$2,572	$591

Supplemental disclosure of cash flow information: Cash paid during the period for interest	$472	$597	$472	$597

Supplemental disclosure of non-cash transactions: Tax distributions declared but not paid	$1,000	$—	$1,000	$—

Reconciliation of Net Income to EBITDA

(dollar amounts in thousands)

	Norcraft Holdings, L.P.
	Three Months Ended March 31,		March TTM
	2005	2004	2005
Net income	$7,239	$4,915	$25,451	(1)
Interest expense, net	5,891	3,938	20,768
Depreciation	1,190	1,015	4,453
Amortization of deferred financing costs	688	628	2,774
Amortization of customer relationships	1,116	1,117	4,466
Display cabinet amortization	910	617	3,472
State taxes	—	—	(58)

EBITDA	$17,034	$12,230	$61,326

	Norcraft Companies, L.P.
	Three Months Ended March 31,		March TTM
	2005	2004
Net income	$9,323	$4,915	$30,578	(1)
Interest expense, net	3,893	3,938	15,852
Depreciation	1,190	1,015	4,453
Amortization of deferred financing costs	602	628	2,563
Amortization of customer relationships	1,116	1,117	4,466
Display cabinet amortization	910	617	3,472
State taxes	—	—	(58)

EBITDA	$17,034	$12,230	$61,326

1)	Net income during the three months ended March 31, 2005 includes an adjustment related to our change in vacation policy which reduced expense by $1,704.